EXHIBIT 99.25

From: Klinger, Mike
Sent: Thursday, April 09, 2009 3:11 PM
To: Robert L. Chapman, Jr.
Cc: 'Clarke H. Bailey'
Subject: RE: EDCI Holdings (EDCI): Personnel: CFO Michael Klinger: Separation Agreement

Bob,

I have read your summation of discussion today and confirm that the points listed below are as agreed.

Mike